                     As filed with the Securities and Exchange Commission on August 8, 1995

                                                                                      Registration No. 33-

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933


                                                TRANSMATION, INC.
                              (Exact name of Registrant as specified in its charter)

        Ohio                                                                             16-0874418
(State or other jurisdiction of                                                        (I.R.S. Employer
incorporation or organization)                                                        Identification No.)

                                              10 Vantage Point Drive
                                             Rochester, New York 14624
                                                  (716) 352-7777
                             (Address, including zip code, and telephone number,
                                     including area code, of Registrant's
                                           principal executive offices)

                             Transmation, Inc. Employees' Incentive Stock Option Plan
                          Transmation, Inc. Amended and Restated Directors' Warrant Plan
                           Transmation, Inc. Amended and Restated 1993 Stock Option Plan
                                      Transmation, Inc. Directors' Stock Plan
                                 Transmation, Inc. Employees' Stock Purchase Plan
                             Non-Statutory Stock Option Agreement dated March 11, 1993
                                 between Transmation, Inc. and Thomas R. Crumlish
                                              (Full titles of Plans)

                                               Robert G. Klimasewski
                                       President and Chief Executive Officer
                                                 Transmation, Inc.
                                              10 Vantage Point Drive
                                             Rochester, New York 14624
                                                  (716) 352-7777
                             (Name, address, including zip code, and telephone number,
                                    including area code, of agent for service)


                        Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed                 Proposed
                                                             maximum offer-              maximum
      Title of securities             Amount to be           ing price per          aggregate offering          Amount of
        to be registered               registered               share(1)                 price(1)           registration fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value                 1,123,100                $6.375                 $7,159,763               $2,469
$.50 per share
--------------------------------------------------------------------------------------------------------------------------------
(1)        Estimated in accordance with Rule 457(c), as of August 4, 1995, solely for the purpose of calculating the registration fee.


Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of each of the Plans.

                                              PART II

                        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Certain Documents by Reference

        The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

        (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

        (b) the description of the Registrant's Common Stock, par value $.50 per share, contained in Item 13 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 2-27910), filed with the Securities and Exchange Commission on February 29, 1968.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities

               Not Applicable.

Item 5.        Interests of Named Experts and Counsel

               Not Applicable.

Item 6.        Indemnification of Directors and Officers

        Article VI of the Registrant's Code of Regulations, as amended, provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL").

     With respect to indemnification of directors and officers, Section 1701.13 of the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the OGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Furthermore, the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of: (i) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to OGCL Section 1701.95 (relating to unlawful loans, dividends, and distributions of assets).

Item 7.        Exemption from Registration Claimed

               Not applicable.

Item 8.        Exhibits

     Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at page 5 hereof.

Item 9.        Undertakings

        (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudications of such issue.


                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 8th day of August, 1995.
                                                             TRANSMATION, INC.


                                                         By: /s/ Robert G. Klimasewski
                                                             Robert G. Klimasewski
                                                             President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                           Title                                  Date

                                                    President, Chief Executive               August 8, 1995
 /s/ Robert G. Klimasewski                          Officer and Director
Robert G. Klimasewski                               (Principal Executive
                                                    Officer)

                                                    Vice President, Finance                  August 8, 1995
 /s/ John A. Misiaszek                              (Principal Financial Officer
John A. Misiaszek                                   and Principal Accounting
                                                    Officer)

_______________________
William J. Berk                                     Director                                 August 8, 1995

_______________________
Angelo J. Chiarella                                 Director                                 August 8, 1995

 /s/ Gerald R. Katz                                 Director                                 August 8, 1995
Gerald R. Katz

 /s/ Cornelius J. Murphy                            Director                                 August 8, 1995
Cornelius J. Murphy

 /s/ John W. Oberlies                               Director                                 August 8, 1995
John W. Oberlies

____________________                                Director                                 August 8, 1995
Harvey J. Palmer

_____________________                               Director                                 August 8, 1995
Arthur M. Richardson

/s/ Philip P. Schulp                               Director                                 August 8, 1995
Philip P. Schulp

                                                 INDEX TO EXHIBITS


(4)  Instruments  defining  the  rights  of  security  holders,   including
indentures

        *(a)   Articles of Incorporation of the Registrant, as amended

         (b)   Code of Regulations of the Registrant, as amended (Exhibit 3)1

         (c)   Specimen stock certificate (Exhibit 4)2

         (d)   Revolving   Credit   Agreement   between   the   Registrant   and
               Manufacturers and Traders Trust Company dated September 13, 1994 (Exhibit 1)3

*(5)    Opinion of Harter, Secrest & Emery

(15)    Letter re unaudited interim financial information

               Not applicable.

(23)    Consents of Experts and Counsel

        *(a)   Consent of Price Waterhouse LLP

        *(b)   Consent of Harter, Secrest & Emery [contained in Exhibit (5)]

(24)    Power of Attorney

               Not applicable.

(27)    Financial Data Schedule

               Not applicable.

(28) Information from reports furnished to State insurance regulatory authorities

               Not applicable.

(99)    Additional Exhibits

        *(a)   Transmation, Inc. Employees' Incentive Stock Option Plan

        *(b)   Transmation, Inc. Amended and Restated Directors' Warrant Plan

        *(c)   Transmation, Inc. Amended and Restated 1993 Stock Option Plan


         (d)   Transmation, Inc. Directors' Stock Plan (Exhibit 10.1)4

        *(e)   Transmation, Inc. Employees' Stock Purchase Plan

         (f) Non-Statutory Stock Option Agreement dated March 11, 1993 between Transmation, Inc. and Thomas R. Crumlish (Exhibit 10)5
----------------------------

*       Exhibit filed with this Registration Statement.

1 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report on Form 10-K.

2 Exhibit previously filed as part of and is incorporated herein by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 2-27910). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

3 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1984. The exhibit number contained in parenthesis refers to the exhibit number in such Quarterly Report on Form 10-Q.

4 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report on Form 10-K.

5 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1993. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report on Form 10-K.

                              Exhibit (4)(a)

                            ARTICLES OF INCORPORATION
                                      OF
                               TRANSMATION, INC.

         The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit, under the General Corporation Law of Ohio, do hereby certify:

         FIRST: The name of the corporation shall be TRANSMATION, INC.

         SECOND: The location of its principal office is to be the City of Cleveland, Cuyahoga County.

         THIRD: The purposes for which it is formed are:
                  (a) To develop, plan, construct, manufacture, assemble and market telemetering, sequencing, remote control and supervisory equipment, instrumentation, and systems for use by the gas, oil, and other pipeline industries.

                  (b) To manufacture, produce, assemble, develop, construct, purchase, or otherwise acquire, hold, operate, lease, license, sell, assign, transfer, exchange, or otherwise dispose of, and to invest, trade, import, export, deal in, or deal with goods, wares, merchandise, machinery, equipment, and other personal property of every kind and description.

                  (c) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, lease, and otherwise deal with personal and real property, or any interest therein, of every kind and description, and wherever situated.

                  (d) To acquire all or any part of the stock, good will, rights, property, and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, whether similar to the business of this corporation or otherwise; and to pay for the same in cash or in shares or obligations of the corporation or otherwise, and to hold, utilize, enjoy, and in any manner dispose of the whole or any part of the rights and property so acquired; and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual, or other entity, domestic or foreign, and to conduct in the State of Ohio and/or in any other state, territory, locality, or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio; and

                  (e) To apply for, obtain, purchase, take licenses in respect of, or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge, or otherwise dispose of: any and all inventions, devices, processes, and improvements or modifications thereof; any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trademarks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory, or locality.

                  (f) To borrow money and to make and issue notes, bonds, debentures, obligations, and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount; and to secure the same by mortgage, pledge, or otherwise.

                  (g) To make contracts of every kind and character as may be necessary or conducive to the accomplishment of any of the purposes of the corporation.

                  (h) To do everything necessary or conducive to the accomplishment and furtherance of the powers set forth herein.

         The foregoing objects and purposes shall be construed both as objects and powers and shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any other clause in this Article Third or any other Article of these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article Third shall be regarded as independent objects and purposes and shall not be held to limit or restrict in any way the general powers of the corporation to do any act permitted by the laws of the State of Ohio.

         FOURTH:   The  maximum  number  of  shares  which  the  corporation  is authorized to have outstanding is three thousand (3,000) shares, all of which shall be common shares without par value.

         FIFTH: The amount of capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

         SIXTH: The corporation, through its Board of Directors, shall have the authority and the power to from time to time repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

         IN WITNESS WHEREOF, we have hereunto subscribed our names this 13th day of March, 1964.

                                                               TRANSMATION, INC.

                                                         /s/ John C. Little
                                                             John C. Little

                                                         /s/ Arthur V. N. Brooks
                                                             Arthur V. N. Brooks

                                                         /s/ John H. Burlingame
                                                             John H. Burlingame
                                                             (Incorporators)

                                     CERTIFICATE OF AMENDMENT
                                               TO
                                     ARTICLES OF INCORPORATION
                                               OF
                                        TRANSMATION, INC.

         William J. Berk, President, and Arnold W. Wehrle, Secretary of Transmation, Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 15th day of March, 1967, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolution was adopted:

                           RESOLVED,  that the Articles of  Incorporation of the
                  Corporation be, and the same hereby are, amended by deleting in its entirety Article FOURTH thereof and inserting in lieu thereof a new Article FOURTH reading as follows:

                           "FOURTH:  The  maximum  number  of  shares  which the
                  corporation is authorized to have outstanding is 6,000, all of which shall be Common Shares without par value. No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the corporation, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."

         IN WITNESS WHEREOF, said William J. Berk, President, and Arnold W. Wehrle, Secretary of Transmation, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 15th day of March, 1967.

                                            By /s/ William J. Berk
                                                   William J. Berk, President


                                            By /s/ Arnold W. Wehrle
                                                   Arnold W. Wehrle, Secretary

                            CERTIFICATE OF AMENDMENT
                                        TO
                            ARTICLES OF INCORPORATION
                                        OF
                                  TRANSMATION, INC.

         William J. Berk, President, and Arnold W. Wehrle, Secretary of Transmation, Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 11th day of October, 1967, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolution was adopted:

                           RESOLVED,  that the Articles of  Incorporation of the
                  Corporation be, and the same hereby are, amended by deleting in its entirety Article FOURTH thereof and inserting in lieu thereof a new Article FOURTH reading as follows:

                           "FOURTH:  The  maximum  number  of  shares  which the
                  Corporation is authorized to have outstanding is 1,000,000, all of which shall be Common Shares without par value. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, except such rights of subscription or if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."

         IN WITNESS WHEREOF, said William J. Berk, President, and Arnold W. Wehrle, Secretary of Transmation, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 20th day of February, 1968.

                                               /s/ William J. Berk
                                                   William J. Berk, President

                                               /s/ Arnold W. Wehrle
                                                   Arnold W. Wehrle, Secretary

                              CERTIFICATE OF AMENDMENT
                                          TO
                              ARTICLES OF INCORPORATION
                                          OF
                                   TRANSMATION, INC.

         William J. Berk, President and Arnold W. Wehrle, Secretary of Transmation, Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the l9th day of August, 1969, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolution was adopted:

                           RESOLVED,  that the Articles of  Incorporation of the
                  Corporation be, and the same hereby are, amended by deleting in its entirety Article FOURTH thereof and inserting in lieu thereof a new Article FOURTH reading as follows:

                           "FOURTH:  The  maximum  number  of  shares  which the
                  Corporation is authorized to have outstanding is 1,000,000, all of which shall be Common Shares with a par value of One Dollar ($1.00) each. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."

         IN WITNESS WHEREOF, said William J. Berk, President, and Arnold W. Wehrle, Secretary of Transmation, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names this 19th day of August, 1969.

                                           /s/ William J. Berk
                                               William J. Berk, President


                                           /s/ Arnold W. Wehrle
                                               Arnold W. Wehrle, Secretary

                                 CERTIFICATE OF AMENDMENT
                             TO THE ARTICLES OF INCORPORATION
                                             OF
                                       TRANSMATION, INC.

         William J. Berk, President and John A. Misiaszek, Secretary of Transmation, Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on proposals to amend the Amended Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 17th day of August, 1976, and thereat properly adjourned to September 7, 1976, at which adjourned meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolutions were adopted:

                           RESOLVED,  that the Articles of  Incorporation of the
                  Corporation be, and the same hereby are, amended by deleting in its entirety Article FOURTH thereof and inserting in lieu thereof a new Article FOURTH, said new Article FOURTH to read as follows:

                           "FOURTH:  The  maximum  number  of  shares  which the
                  Corporation is authorized to have outstanding is 1,000,000, all of which shall be Common Shares with a par value of Fifty Cents ($.50) each. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."

                                         * * * * *

                           RESOLVED,  that the Articles of Incorporation be, and
                  the same hereby are, amended by adding thereto a new Article, to be known as Article SEVENTH, and to read as follows:


         "SEVENTH: A. Except as otherwise expressly provided in Paragraph D of this Article Seventh, the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Corporation entitled to vote thereon, shall be required to authorize:

                  (i) any merger or consolidation of the Corporation with or into any other corporation, if the transaction would otherwise, by law, require a shareholder vote, or

                  (ii) any combination with, or majority share acquisition of any corporation, if the transaction would otherwise, by law, require a shareholder vote, or

                  (iii) any lease, sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person, or other entity,

if, as of the record date of the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that some lesser percentage may be specified by law or in any agreement with any national securities exchange or association of securities dealers.

         B. For the purposes of this Article Seventh, any corporation, person, or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person, or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of capital stock of the Corporation or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1976. For the purposes of this Article Seventh, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

         C. The Board of Directors of this Corporation shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information then known to it, whether (i) any corporation, person, or other entity beneficially owns ten percent (10%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or is an "affiliate" or an "associate" (as defined above) of another, and (ii) the memorandum of understanding referred to below is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article Seventh.

         D. The provisions of this Article Seventh shall not apply to (i) any merger or consolidation of the Corporation with, or any combination with or majority shares acquisition of, or any sale, lease, exchange or other disposition of any assets of the Corporation to, any corporation of which a majority of the outstanding shares of all classes of capital stock entitled to vote thereon, is owned of record or beneficially by the Corporation and its subsidiaries; or (ii) any transaction referred to in Paragraph A of this Article Seventh if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person, or other entity becomes the owner of ten percent (10%) or more of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

         E. Notwithstanding any other provisions of the Articles of Incorporation or the Code of Regulations of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the Code of Regulations of the Corporation), the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal this Article Seventh."

         IN WITNESS WHEREOF, said William J. Berk, President, and John A. Misiaszek, Secretary of Transmation, Inc., acting for and on behalf of said Corporation have hereunto subscribed their names and caused the seal of said Corporation to be hereunto fixed this 28th day of September, 1976.

                                    /s/ William J. Berk
                                        William J. Berk, President


                                    /s/ John A. Misiaszek
                                        John A. Misiaszek, Secretary

                                  CERTIFICATE OF AMENDMENT
                             TO THE ARTICLES OF INCORPORATION
                                             OF
                                      TRANSMATION, INC.

         William J. Berk, President and John A. Misiaszek, Secretary of Transmation, Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said Corporation entitling them to vote on a proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the l9th day of August, 1980, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the Corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolution was adopted:

                           RESOLVED,  that  Article  FOURTH of the  Articles  of
                  Incorporation of the Corporation be, and the same hereby is, amended to increase the maximum number of shares which the Corporation is authorized to have outstanding from 1,000,000 shares to 3,000,000 shares all of which shall be Common Shares with a par value of Fifty Cents ($.50) each, Article FOURTH as amended to read in its entirety as follows:

                           FOURTH:  The  maximum  number  of  shares  which  the
                  Corporation is authorized to have outstanding is 3,000,000, all of which shall be Common Shares with a par value of Fifty Cents ($.50) each. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."

         IN WITNESS WHEREOF, said William J. Berk, President and John A. Misiaszek, Secretary of Transmation, Inc., acting for and on behalf of said Corporation have hereunto subscribed their names and caused the seal of said Corporation to be hereunto fixed this l9th day of August, 1980.

                                            /s/ William J. Berk
                                                William J. Berk, President


                                             /s/ John A. Misiaszek
                                                 John A. Misiaszek, Secretary

                                 CERTIFICATE OF AMENDMENT
                              TO THE ARTICLES OF INCORPORATION
                                           OF
                                     TRANSMATION, INC.

         William J. Berk, President, and John A. Misiaszek, Secretary of Transmation, Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said Corporation entitling them to vote on a proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 18th day of September, 1984, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the Corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolution was adopted:

                           RESOLVED,  that  Article  FOURTH of the  Articles  of
                  Incorporation of the Corporation be, and the same hereby is, amended to increase the maximum number of shares which the Corporation is authorized to have outstanding from 3,000,000 shares to 8,000,000 shares all of which shall be Common Shares with a par value of Fifty Cents ($.50) each, Article FOURTH as amended to read in its entirety as follows:

                           FOURTH:  The  maximum  number  of  shares  which  the
                  Corporation is authorized to have outstanding is 8,000,000, all of which shall be Common Shares with a par value of Fifty Cents ($.50) each. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."


         IN WITNESS WHEREOF, said William J. Berk, President, and John A. Misiaszek, Secretary of Transmation, Inc., acting for and on behalf of said Corporation have hereunto subscribed their names and caused the seal of said Corporation to be hereunto fixed this 14th day of March, 1985.

                                                   /s/ William J. Berk
                                                       William J. Berk
                                                       President

                                                   /s/ John A. Misiaszek
                                                       John A. Misiaszek
                                                       Secretary

                      CERTIFICATE OF MERGER
                                 OF

                           TRANSCAT, INC.
             (A Corporation of the State of New York)

                               INTO

                          TRANSMATION, INC.
               (A Corporation of the State of Ohio)


         The Agreement of Merger to which this Certificate is attached, after having been duly signed and after having been signed on behalf of TRANSCAT, INC., a corporation of the State of New York, was duly adopted pursuant to Title 17, Section 1701.80 of the Revised Code of Ohio by the affirmative vote of a majority of the Board of Directors of TRANSMATION, INC., a corporation of the State of Ohio and the surviving corporation in this Merger (hereinafter called the "Surviving Corporation"), at a meeting thereof duly called and held on March 26, 1991, without any vote having been taken by the shareholders of the Surviving Corporation; the Articles and Regulations of the Surviving Corporation do not require that the Agreement of Merger be adopted by the shareholders or by the holders of a particular class of shares of the Surviving Corporation.

         The Agreement of Merger does not conflict with the Articles or Regulations of the Surviving Corporation and there is no change to the Articles or Regulations of the Surviving Corporation. The Agreement of Merger does not authorize any action which apart from the merger would require adoption by the shareholders or by the holders of a particular class of shares of the Surviving Corporation.

        The Surviving Corporation is the owner of 100 shares of the common stock of said

TRANSCAT,  INC.  (hereinafter  called  the  "Subsidiary   Corporation"),   which
constitutes all of each class of the outstanding shares of the Subsidiary Corporation.

         The merger does not involve the issuance or transfer by the Surviving Corporation to the shareholders of the Subsidiary Corporation of any shares whatsoever of the Surviving Corporation. There is no change in the directors of the Surviving Corporation that would require action by the shareholders or by the holders of a particular class of the Surviving Corporation.

         The Agreement of Merger was adopted by action of the Board of Directors of the Surviving Corporation pursuant to Title 17, Section 1701.80 of the Revised Code of Ohio, and is the duly adopted agreement and act of the Surviving Corporation.

         Pursuant to Section 907 of the Business Corporation Law of the State of New York, no vote of the shareholders of the Subsidiary Corporation was required to adopt the Agreement of Merger. The approval of the Agreement of Merger by the Board of Directors of the Subsidiary Corporation constituted adoption of the Agreement of Merger by the Subsidiary Corporation pursuant to and in conformity with the laws of the State of New York, the State under which laws the Subsidiary Corporation was incorporated.

                                          TRANSMATION, INC.

                                           By: /s/ William J. Berk
                                                   William J. Berk
                                                   President

                                           By: /s/ John A. Misiaszek
                                                   John A. Misiaszek
                                                   Secretary

                                           TRANSCAT, INC.

                                           By: /s/ William J. Berk
                                                   William J. Berk
                                                   Chairman of the Board

                                           By: /s/ John A. Misiaszek
                                                   John A. Misiaszek
                                                   Secretary

                                                AGREEMENT OF MERGER
                                                      MERGING

                                                  TRANSCAT, INC.
                                     (A Corporation of the State of New York)

                                                       INTO

                                                 TRANSMATION, INC.
                                       (A Corporation of the State of Ohio)


         FIRST: TRANSMATION, INC., a corporation organized and existing under the laws of the State of Ohio and owning all of the outstanding shares of the capital stock of TRANSCAT, INC., a corporation organized and existing under the laws of the State of New York (hereinafter called the "Subsidiary Corporation"), and the Subsidiary Corporation agree that the Subsidiary Corporation shall be and hereby is merged into TRANSMATION, INC. (hereinafter called the "Parent Corporation"). The terms and conditions of said merger (hereinafter called the "Merger") and the mode of carrying the same into effect are set forth in this Agreement of Merger.

         SECOND: The Parent Corporation shall survive the Merger, shall continue its corporate name and shall continue to be governed by the laws of the State of Ohio, but the separate corporate existence of the Subsidiary Corporation shall cease forthwith upon the effective date of the Merger.

         THIRD: The parties to this Agreement of Merger are TRANSMATION, INC., a corporation organized on March 19, 1964 and existing under the General Corporation Laws of the State of Ohio, and TRANSCAT, INC., a corporation organized on September 13, 1985 and existing under the laws of the State of New York.

         FOURTH:           Upon the effective date of the Merger:

               (a) the outstanding shares of the Parent Corporation shall not be changed in any way by the Merger; and

               (b) no  cash  or  other  consideration  shall  be  paid  for  the outstanding  shares  of the  Subsidiary  Corporation  in  the  Merger,  and  all
certificates representing shares of the Subsidiary Corporation shall be surrendered and cancelled.

         FIFTH: The designation and number of outstanding shares of each class of capital stock of the Subsidiary Corporation, and the number of shares of each class owned by the Parent Corporation, are as follows:

         Name of                                       Number of Shares                 Number of Shares
         Subsidiary                 Class                 Outstanding                    Owned by Parent

     TRANSCAT, INC.                Common                100 shares                        100 shares

         SIXTH: The Articles of Incorporation of the Parent Corporation shall not be amended by the Merger.

        SEVENTH: The Merger shall be effective on the date on which the latest of the following events shall occur: (a) the filing of a Certificate of Merger by the Secretary of State of the State of Ohio, and (b) the filing of a Certificate of Merger by the Department of State of the State of New York, and
(c) the filing of the consent of the New York State Tax Commission to the Merger with the Department of State of the State of New York.

         EIGHTH: The Merger may be abandoned by the Boards of Directors of both constituent corporations, at any time prior to the filing of a Certificate of Merger with either the Secretary of State of the State of Ohio or the Department of State of the State of New York.

        NINTH: This Agreement of Merger was duly approved by the Boards of Directors of each of the constituent corporations, and duly adopted pursuant to
Section 1701.80 of the Revised Code of Ohio as the act of TRANSMATION, INC., and duly adopted by TRANSCAT, INC. in compliance with the provisions of the Business Corporation Law of the State of New York, and the Merger is permitted by the laws of the State of Ohio and the laws of the State of New York.

        IN WITNESS WHEREOF, TRANSMATION, INC., an Ohio corporation, and TRANSCAT, INC., a New York corporation, the corporations which are the parties to this Agreement of Merger, pursuant to the authority duly given by their respective Boards of Directors, have caused this Agreement of Merger to be executed in their respective corporate names by the President or Chairman of the Board, and by the Secretary, of each of the constituent corporations, and the corporate seals to be affixed on this 26th day of March, l991.

                                                      TRANSMATION, INC.

                                                       By: /s/ William J. Berk
                                                               William J. Berk
                                                               President

                                                       By: /s/ John A. Misiaszek
                                                               John A. Misiaszek
                                                               Secretary


                                                   TRANSCAT, INC.

                                                   By: /s/ William J. Berk
                                                           William J. Berk
                                                           Chairman of the Board

                                                    By: /s/ John A. Misiaszek
                                                            John A. Misiaszek
                                                            Secretary

                                                                     Exhibit (5)




                                                                  August 8, 1995



Transmation, Inc.
10 Vantage Point Drive
Rochester, NY  14624

        Re:    Transmation, Inc.
               Registration Statement on Form S-8

Ladies and Gentlemen:

        You have requested our opinion in connection with your Registration Statement on Form S-8, filed this date under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Registration Statement"), in respect of an aggregate of 1,123,100 authorized and unissued shares of the Common Stock, par value $.50 per share (the "Common Stock"), of Transmation, Inc. (the "Corporation"), which may be issued as follows:

        a. upon exercise, after the date hereof, of options heretofore or hereafter granted under the Transmation, Inc. Amended and Restated 1993 Stock Option Plan;

        b. upon exercise, after the date hereof, of options heretofore granted under the Transmation, Inc. Employees' Incentive Stock Option Plan;

        c. upon exercise, after the date hereof, of options heretofore granted under the Non- Statutory Stock Option Agreement dated March 11, 1993 between the Corporation and Thomas R. Crumlish;

        d. upon exercise, after the date hereof, of warrants heretofore or hereafter granted under the Transmation, Inc. Amended and Restated Directors' Warrant Plan;

        e.  pursuant  to  awards  made,   after  the  date  hereof,   under  the
Transmation, Inc. Directors' Stock Plan; or

        f.     pursuant to the Transmation, Inc. Employees' Stock Purchase Plan

 (all such documents are herein collectively referred to as the "Plans").

        We have examined the following corporate records and proceedings of the Corporation in connection with the preparation of this opinion: its Articles of Incorporation, as amended to date; its Code of Regulations as currently in force and effect; its Minute Books, containing minutes and records of other proceedings of its shareholders, its Board of Directors and the Compensation and Benefits Committee and Stock Option Committee of the Board of Directors, from the date of incorporation to the date hereof; the Plans; the Registration

Transmation, Inc.
August 8, 1995
Page 2



Statement; applicable provisions of the laws of the State of Ohio; and such other documents and matters as we deemed necessary.

        In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Corporation, certificates and documents issued by public officials and authorities, and information received from searchers of public records.

        Based upon and in reliance on the foregoing, we are of the opinion that:

               1. The Corporation has been duly incorporated and is validly existing under the laws of the State of Ohio.

               2. The Corporation has the authority to issue an aggregate of 1,123,100 shares of Common Stock pursuant to the terms of the Plans.

               3. The shares of Common Stock to be issued and sold by the Corporation will, when sold and paid for in accordance with the provisions of the respective Plans, and the respective stock option agreements and warrant agreements pursuant to which options and warrants are granted under certain of the Plans, be validly authorized and legally issued and outstanding, fully paid and non-assessable.

        We hereby consent to be named in the Registration Statement as attorneys passing upon legal matters in connection with the issuance and sale of the 1,123,100 shares of Common Stock covered thereby, and we hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement.

                                             Very truly yours,

                                            /s/ HARTER, SECREST & EMERY

                                                                 Exhibit (23)(a)


                   CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 1995 with respect to the financial statements (including schedule thereto) of Transmation, Inc. for the three years ended March 31, 1995, appearing on page 16 of the Annual Report on Form 10-K of Transmation, Inc.





/s/ PRICE WATERHOUSE LLP

Rochester, New York
August 8, 1995

                                                           Exhibit (99)(a)


                                 AMENDMENT NO. 2 TO THE
                                    TRANSMATION, INC.
                        EMPLOYEES' INCENTIVE STOCK OPTION PLAN


        WHEREAS, Transmation, Inc., an Ohio corporation (the "Company"), has established the Transmation, Inc. Employees' Incentive Stock Option Plan, which became effective on August 18, 1981 (the "Option Plan"); and

        WHEREAS, on August 21, 1984 the shareholders of the Company authorized, approved and adopted the first amendment to the Option Plan, increasing the number of shares of the Company's Common Stock available for issuance under the Option Plan from 200,000 shares to 300,000 shares; and

        WHEREAS, on August 21, 1990 the Board of Directors of the Company has authorized, approved and adopted the further amendment to the Option Plan set forth herein;

        NOW, THEREFORE, the Option Plan is hereby amended further, effective August 21, 1990, as follows:

         1. A new Section 17 is hereby added to the Option Plan, to provide in its entirety as follows:

               "17. Definition of Fair Market Value.  As used in this Plan,  the term `fair market value' of the Shares shall mean the last transaction price of the Shares for the date in question quoted by NASDAQ."

        2. Except as amended hereby, and except as heretofore amended, the Option Plan shall remain in full force and effect in accordance with its terms.

        This Amendment No. 2 to the Transmation, Inc. Employees' Incentive Stock Option Plan was authorized, approved and adopted by the Board of Directors of Transmation, Inc. on August 21, 1990.


                                            /s/ John A. Misiaszek
                                                John A. Misiaszek, Secretary

                              TRANSMATION, INC.
                     EMPLOYEES' INCENTIVE STOCK OPTION PLAN


        1. Purpose. TRANSMATION, INC. EMPLOYEES' INCENTIVE STOCK OPTION PLAN (hereinafter referred to as the "Plan") is designed to furnish additional incentive to key employees of TRANSMATION, INC. (hereinafter referred to as the "Company"), upon whose efforts the successful conduct of the business of the Company largely depends, by encouraging such key employees to acquire a proprietary interest in the Company or to increase the same. This purpose will be effected through the granting of options to purchase the common stock of the Company which will be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended to date (hereinafter referred to as the "Internal Revenue Code").

        2. Eligibility. The persons eligible to receive options under this Plan shall be such key employees of the Company as the Stock Option Committee of the Board of Directors of the Company (hereinafter referred to as the "Stock Option Committee") shall select from time to time. Directors who are not otherwise officers or employees of the Company shall not be eligible to receive options under the Plan. All references in this Plan to employees of the Company shall include employees of any parent or subsidiary of the Company, as those terms are defined in Section 425 of the Internal Revenue Code.

        3. Stock Subject to Options. Subject to the provisions of Section 9 hereof, options may be granted under the Plan to purchase in the aggregate not more than 100,000 shares of the $0.50 par value common stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Stock Option Committee, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company.

Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

        4. Annual Limitation. The aggregate fair market value (determined as of the time the option is granted) of the Shares for which any employee may be granted options in any calendar year (under all incentive stock option plans of the Company, any parent and any subsidiaries) shall not exceed $100,000 plus any unused limit carryover to such year, as computed under Section 422A(c)(4) of the Internal Revenue Code.

        5. Terms and Conditions of Options. Each option granted by the Stock Option Committee pursuant to this Plan shall be evidenced by a stock option agreement containing provisions consistent with the Plan, including in the discretion of the Stock Option Committee, a waiting period following the grant of the option during which all or any part may not be exercised. The right of the Company to terminate the employment of the optionee at any time, with or without cause, shall in no way be restricted by such agreement. Options shall further be subject to the following terms and conditions:

               (a) Price. Each option shall state the number of Shares subject to the option and the option price, which shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option. If an option is granted to any person who would, after the grant of such option, be deemed to own stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (hereinafter referred to as a "Ten Percent Shareholder"), the option price shall be not less than one hundred ten
        (110) percent of the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option to the Ten Percent Shareholder.

               (b) Term. The term of each option shall be determined by the Stock Option Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten (10) years from the date on which it is granted. In no event shall an option granted to a Ten Percent Shareholder be exercisable either in whole or in part after the expiration of five (5) years from the date on which it is granted. The Stock Option Committee and an optionee may at any time by mutual agreement terminate any option granted to such optionee under the Plan.

              (c) Exercise.  Each option, or any installment thereof,  shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of the purchase price. An optionee may pay for the Shares subject to the option with cash, a certified check or a bank check payable to the order of the Company. Alternatively, he may pay for the Shares, in whole or in part, by the delivery of Shares already owned by him which will be accepted in exchange at their value on the date of exercise. Certificates representing the Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions hereof. No option may be exercised in whole or in part while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code) any incentive stock option (as defined in Section 422A of the Internal Revenue Code) which was granted to the optionee prior to the grant of such option, to purchase stock in the Company, its parent or subsidiary (at the time of the granting of such option) or a predecessor corporation of any of such corporations.

        6. Non-Assignment. During the lifetime of the optionee, options issued hereunder shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

        7. Death of Optionee. In the event that an optionee shall die while he is an employee of the Company (or within three (3) months after the termination of such employment) and prior to the complete exercise of options granted to him under the Plan, any such remaining option may be exercised in whole or in part within one (1) year after the date of the optionee's death and then only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights pass under his Will or the laws of descent and distribution,
(ii) to the extent that the optionee was entitled to exercise the option or right at the date of his death, and (iii) prior to the expiration of the term of the option.

        8. Termination of Employment. An option shall be exercisable, during the lifetime of the employee to whom it is granted, only while he is an employee of the Company and has been an employee continuously since the grant of the option, or within three (3) months after the date on which he ceases to be such an employee, to the extent that he would have been entitled to exercise the option at the time of such termination of employment; provided, however, that no option shall be exercisable after the expiration of the term thereof. In the case of an employee who is permanently and totally disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code), the three-month period described in the preceding sentence shall be one year. For purposes of this subsection, an employment relationship will be treated as continuing during the period when an optionee is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company. When the period of leave exceeds ninety (90) days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

        9. Anti-Dilution Provisions. The aggregate number and kind of Shares available for options under the Plan, the number and kind of Shares subject to any outstanding option and the option price of each outstanding option, shall be proportionately adjusted by the Stock Option Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property).

       10. Rights as a Shareholder. The optionee shall have no rights as a Shareholder with respect to the Shares purchased by him pursuant to the exercise of an option until the date of the issuance to him of a certificate of stock representing such Shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the issuance to the optionee of a certificate for the Shares.

        11. Investment Purpose. Each written notice by which an optionee exercises an option shall contain representations on behalf of the optionee that he acknowledges that the Company is selling or distributing Shares to him under a claim of exemption from registration under the Securities Act of 1933 as amended (hereinafter referred to as the

"Act"), as a transaction not involving any public offering; that he represents and warrants that he is acquiring such Shares with a view to investment and not with a view to distribution or resale; and that he agrees not to make any sale or other distribution or disposition of such Shares unless (i) a registration statement with respect to such Shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state law, or (ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Act or applicable state law will be involved in such transfer. The Company shall include on any certificate for Shares issued under the Plan such legend restricting the transfer thereof as it may deem appropriate to comply with any requirement established by law or by the rules of any stock exchange.

        12. Term of the Plan. The Plan shall take effect on August 18, 1981, if adopted by the Board of Directors of the Company on or before that date, and shall remain in effect until all Shares subject to issuance hereunder have been purchased pursuant to options granted under the Plan, provided that all options and rights under the Plan must be granted within ten (10) years from the earlier of the date that the Plan is adopted or the date that it is approved by the shareholders of the Company.

       13. Amendment and Termination of Plan. The Board of Directors of the Company, without further approval of the shareholders of the Company, may at any time suspend or terminate the Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company which would (i) except as provided in Section 9 hereof, increase the maximum number of Shares which may be issued under the Plan, (ii) change the eligibility requirements for individuals entitled to receive options under the Plan, or
(iii) extend the period for granting options.

        14. Administration. The Plan shall be administered by the Stock Option Committee and decisions of the Stock Option Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Stock Option Committee, which may, from time to time, adopt rules and regulations for carrying out the Plan. For purposes of the Plan, an option shall be deemed to be granted when the written agreement for the same is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of the Plan, the Stock Option Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive options, the times when such individuals shall receive such options, the number of Shares to be subject to each option, the term of each option, the date when each option shall become exercisable, whether an option shall be exercisable in whole or in part in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment and the option price of each option; to accelerate the date of exercise of any option or installment thereof; and to make all other determinations necessary or advisable for administering the Plan.

        15. Reservation of Shares. The Company shall be under no obligation to reserve Shares to fill options. The grant of options to employees hereunder shall not be construed to constitute the establishment of a trust of such Shares and no particular Shares shall be identified as optioned and reserved for employees hereunder. The Company shall be deemed to have complied with the terms of the Plan if, at the time of issuance and delivery pursuant to the exercise of an option, it has a sufficient number of Shares authorized and unissued or in its treasury which may then be appropriated and issued for purposes of the Plan, irrespective of the date when such Shares were authorized.

     16. Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

                                                                 Exhibit (99)(b)


                                 TRANSMATION, INC.

                 AMENDED AND RESTATED DIRECTORS' WARRANT PLAN


        The Transmation, Inc. Directors' Warrant Plan, effective August 21, 1984 and amended and restated effective August 15, 1995 (this "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Transmation, Inc., an Ohio corporation (the "Company"), or any of its subsidiaries, for their service as members of the Board of Directors of the Company (the "Board of Directors"), and to enable them to increase their ownership of the Company's Common Stock, par value $.50 per share (the "Common Stock"). As used herein, the term "Shares" shall mean the Common Stock or such other securities, if any, as may result from an adjustment under Section 10.

        1. Eligibility. Each member of the Board of Directors (including any member elected after the effective date of this Plan) who (a) is not an employee of the Company or any of its subsidiaries and (b) is a member of the Board of Directors on a "Grant Date" (as hereinafter defined) (each, a "Participating Director"), is eligible to participate in this Plan.

        2. Warrants. All warrants granted under this Plan ("Warrants") shall be non-statutory warrants to purchase Shares.

        3. Shares Available. Subject to adjustment as provided by Section 10, the total number of Shares that may be issued pursuant to Warrants granted hereunder shall not exceed 100,000. Shares subject to Warrants may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any Warrant is surrendered before exercise, or lapses without exercise, or for any other reason ceases to be exercisable, in whole or in part, the Shares reserved for the unexercised portion thereof shall continue to be available for the grant of Warrants hereunder.

        4.     Grants of Warrants.

               (a) Grants of Warrants. On each of the following dates, each Participating Director shall automatically be granted a Warrant to purchase 2,000 Shares: the day next following conclusion of the Company's 1995 Annual Meeting of Shareholders (the "1995 Grant Date"), the day next following conclusion of the Company's 1996 Annual Meeting of Shareholders (the "1996 Grant Date"), and the day next following conclusion of the Company's 1997 Annual Meeting of Shareholders (the "1997 Grant Date") (each, a "Grant Date").

               (b) Election to Decline Warrant. Any Participating Director may, by written notice received by the Company prior to the Grant Date of such Warrant, elect to decline a Warrant, in which case such Warrant shall not be granted to him; provided, however, that at no time shall the Company pay or provide to such Participating Director anything of value in lieu of the declined Warrant. In addition, any Participating Director may, by written notice received by the Company prior to the Grant Date of such Warrant, revoke a previous election to decline a Warrant.

               (c) Expiration of Warrants. Subject to earlier expiration as provided by Section 7, each Warrant shall expire on the fifth anniversary of its Grant Date, and to the extent any Warrant remains unexercised on such fifth anniversary, it shall be forfeited.

        5. Exercise Price. The price at which each Warrant shall be exercisable shall be the fair market value per share (the "Market Value") of the Shares on the Grant Date of such Warrant. For purposes of this Plan, the Market Value of the Shares shall be the closing price of the Shares on the principal national securities exchange on which the Shares are then listed or admitted to trading (if the Shares are then listed or admitted to trading on any national securities exchange), and the closing price shall be the last reported sale price regular way or, in case no such sale takes place on such date, the last reported sale price, regular way, so reported on the immediately preceding day on which a sale takes place. If the Shares are not then so listed on a national securities exchange, the Market Value of the Shares on any date shall be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), if the closing price of the Shares is then reported by Nasdaq. If the closing price of the Shares is not then reported by Nasdaq, the Market Value of the Shares on any date shall be deemed to be the mean between the representative closing bid and asked prices of the Shares in the over-the-counter market as reported by Nasdaq. If the Shares are not then reported by Nasdaq, the Market Value of the Shares on any date shall be as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Shares, the Market Value shall be determined by such other reasonable method as is adopted by resolution of the Board of Directors.

        6. Vesting. Subject to prior expiration as provided by this Plan, each Warrant shall vest and become exercisable over a four-year period, as set forth in this Section 6.

               (a) Warrants Granted on 1995 Grant Date. Each Warrant granted on the 1995 Grant Date shall vest and become exercisable as follows:

                      (i) a Warrant to purchase  500 Shares  shall first  become exercisable on the date, if any, after the 1995 Grant Date on which the Market Value of the Common Stock shall have equaled or exceeded $7.00 per share for any 20 of 30 consecutive trading days;

                      (ii) an  additional  Warrant to purchase  500 Shares shall first become exercisable on the date, if any, after January 1, 1996 on which the Market Value of the Common Stock shall have equaled or exceeded $12.00 per share for any 20 of 30 consecutive trading days;

                      (iii) an  additional  Warrant to purchase 500 Shares shall first become exercisable on the date, if any, after January 1, 1997 on which the Market Value of the Common Stock shall have equaled or exceeded $16.00 per share for any 20 of 30 consecutive trading days; and

                      (iv) an  additional  Warrant to purchase  500 Shares shall first become exercisable on the date, if any, after January 1, 1998 on which the Market Value of the Common Stock shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days.

               (b) Warrants Granted on 1996 Grant Date. Each Warrant granted on the 1996 Grant Date shall vest and become exercisable as follows:

                      (i) a Warrant to purchase  500 Shares  shall first  become exercisable on the date, if any, after the 1996 Grant Date on which the Market Value of the Common Stock shall have equaled or exceeded $12.00 per share for any 20 of 30 consecutive trading days;

                      (ii) an  additional  Warrant to purchase  500 Shares shall first become exercisable on the date, if any, after January 1, 1997 on which the Market Value of the Common Stock shall have equaled or exceeded $16.00 per share for any 20 of 30 consecutive trading days;

                      (iii) an  additional  Warrant to purchase 500 Shares shall first become exercisable on the date, if any, after January 1, 1998 on which the Market Value of the Common Stock shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days; and

                      (iv) an  additional  Warrant to purchase  500 Shares shall first become exercisable on the date, if any, after January 1, 1999 on which the Market Value of the Common Stock shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days.

               (c) Warrants Granted on 1997 Grant Date. Each Warrant granted on the 1997 Grant Date shall vest and become exercisable as follows:

                     (i) a Warrant to purchase  500 Shares  shall first  become exercisable on the date, if any, after the 1997 Grant Date on which the Market Value of the Common Stock shall have equaled or exceeded $16.00 per share for any 20 of 30 consecutive trading days;

                      (ii) an  additional  Warrant to purchase  500 Shares shall first become exercisable on the date, if any, after January 1, 1998 on which the Market Value of the Common Stock shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days;

                      (iii) an  additional  Warrant to purchase 500 Shares shall first become exercisable on the date, if any, after January 1, 1999 on which the Market Value of the Common Stock shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days; and

                      (iv) an  additional  Warrant to purchase  500 Shares shall first become exercisable on the date, if any, after January 1, 2000 on which the Market Value of the Common Stock shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days.

        7.     Early Expiration of Warrants.

               (a) Cessation of Service. Upon a Participating Director's cessation of service as a member of the Board of Directors for any reason other than his death, all outstanding Warrants then held by him (whether or not currently exercisable) shall, on the date of such cessation of service, expire and be of no further force or effect.

               (b) Death. Upon the death of a Participating Director while serving as a member of the Board of Directors, only those Warrants (or portions thereof) that have vested by the date of death shall thereafter be exercisable by his legal representative, and such Warrants must be exercised within 90 days after the date of death (but in no event after the expiration of the Warrant), whereupon all such Warrants shall expire and be of no further force or effect.

        8. Loss of Eligibility. If a Participating Director becomes an employee of the Company or any of its subsidiaries, then all Warrants already granted to him hereunder shall continue in full force and effect, in accordance with their original terms, for so long as he remains a member of the Board of Directors, but he shall be entitled to no further grants of Warrants hereunder.

        9. Method of Exercise. A Warrant shall be exercised by written notice to the Company specifying the number of whole Shares to be purchased and accompanied by full payment, in cash, for such Shares. A Warrant, to the extent otherwise exercisable, may be exercised in whole or in part, provided that no Warrant may be exercised for less than one whole Share. Upon determining that compliance with this Plan has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to Section 11, the Company shall issue certificates for the Shares purchased.

        10. Adjustment Provisions. In the event (but only in the event) that:

               (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding Shares are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or

               (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Shares; or

               (c) any dividend in the form of stock is paid to the holders of Shares, or any stock split or reverse split pertaining to the Shares is effected;

then appropriate adjustments shall be made to:

               (i) the number and kind of shares or other securities that may be issued upon exercise of Warrants not yet granted (including the numbers of shares set forth in Sections 3 and 4(a));

               (ii) the exercise price per share to be paid upon exercise of each outstanding Warrant; and

               (iii) the number and kind of shares or other securities covered by each outstanding Warrant.

        11. Taxes; Compliance with Laws.

               (a) Taxes. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable under this Plan, and the Company may defer making delivery until it is reimbursed or indemnified to its satisfaction for that tax.

               (b) Securities Laws Compliance. Each grant of a Warrant hereunder, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "1933 Act")) each issuance of Shares upon exercise of a Warrant, shall be conditioned upon the Company's prior receipt of a duly executed letter of investment intent, in form and content satisfactory to counsel for the Company, of the Warrant holder that such Warrant and such Shares are being acquired by such Warrant holder solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. Any Shares acquired by the Warrant holder upon exercise of the Warrant may not thereafter be offered for sale, sold or otherwise transferred unless (i) a Registration Statement with respect thereto shall then be effective under the 1933 Act, and the Company shall have been furnished with proof satisfactory to it that such Warrant holder has complied with applicable state securities laws, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer is exempt from the registration requirements of the 1933 Act and the Shares may otherwise be transferred in compliance with the 1933 Act and in compliance with any other applicable law, including all applicable state securities laws; and the Company may withhold transfer, registration and delivery of such securities until one of the foregoing conditions shall have been met. Unless a Registration Statement with respect thereto shall then be effective under the 1933 Act, each certificate representing Shares issued upon exercise of a Warrant shall bear an appropriate legend reflecting the foregoing. Warrants are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and the rules of all stock exchanges or trading markets on which the Shares are listed or traded at any time. A Warrant may not be exercised, and Shares may not be issued under any Warrant, until the Company has obtained the necessary consent or approval (if any) of every regulatory body, federal or state, having jurisdiction over such matters as the Company deems advisable.

        12. Administration and Amendment of Plan. This Plan shall be administered by the Board of Directors. This Plan may be terminated or amended by the Board of Directors as it deems advisable; provided, however, that any amendment that changes the timing of the grant of Warrants, the eligibility requirements for Participating Directors, the method of determining the exercise price of Warrants, the vesting schedule or expiration dates of Warrants, or the number of Shares subject to Warrants, shall not be made more frequently than every six months unless otherwise necessary to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any regulations thereunder. In addition, the shareholders of the Company must approve any amendment that would materially (a) increase the benefits accruing to Participating Directors under this Plan, (b) increase (other than pursuant to Section 10) the number of securities that may be issued under this Plan, or (c) modify the requirements as to eligibility for participation in the Plan. No amendment of this Plan may revoke or alter in a manner adverse to a Participating Director any Warrants then outstanding.

         13.  Non-Transferability.   No  Warrant  granted  under  this  Plan  is
transferable other than by will or the laws of descent and distribution. During a Participating Director's lifetime, a Warrant may be exercised only by him.

        14. No Additional Rights. Except as provided in this Plan, no Participating Director shall have any claim or right to be granted a Warrant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to continue to serve as a member of the Board of Directors. No person, estate or other entity shall have any rights as a shareholder of the Company with respect to Shares subject to Warrants until a certificate for such Shares has been delivered to the person exercising the Warrant in accordance with the terms of this Plan.

        15. Warrant Certificates. Each Warrant shall be evidenced by a written warrant certificate which sets forth (a) the number of Shares subject to the Warrant, (b) the exercise price, (c) the vesting schedule of the Warrant, (d) the expiration date of the Warrant, and (e) such additional provisions, not inconsistent with the Plan, as the Board of Directors may prescribe.

         16. Rule 16b-3 Qualification. Some or all of the Warrants granted under this Plan are intended to qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         17. In General. As used herein, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural, as appropriate to the context. As used herein, the term "Section" means the appropriate Section of this Plan.

         18. Effective Date. This Plan shall become effective immediately upon its due ratification by the shareholders of the Company.


                                                    * * * * * *

         The foregoing Transmation, Inc. Amended and Restated Directors' Warrant Plan was duly adopted by the Board of Directors of Transmation, Inc. on June 6, 1995.


                                               /s/ John A. Misiaszek
                                                   John A. Misiaszek, Secretary

                                                                 Exhibit (99)(c)


                                   TRANSMATION, INC.

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN


1.      PURPOSE.

        The Transmation, Inc. 1993 Stock Option Plan, effective June 15, 1993, amended and restated effective January 17, 1995, and again amended and restated effective June 6, 1995 (the "Plan"), is designed to create an incentive for executive and other employees of Transmation, Inc., an Ohio corporation (the "Company"), and its subsidiaries, to remain in the employ of the Company and its subsidiaries and to contribute to their success by providing the opportunity for stock ownership. The Company may grant under the Plan both incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Stock Options"). Unless expressly provided to the contrary, all references herein to "Options" include both Incentive Stock Options and Nonstatutory Stock Options.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by a committee (the "Stock Option Committee") comprised of the members of the Compensation and Benefits Committee of the Board of Directors of the Company (the "Compensation and Benefits Committee"), which shall be comprised of two or more members of the Board of Directors of the Company. The Stock Option Committee shall be a subcommittee of the Compensation and Benefits Committee.

        (b) Each member of the Stock Option Committee and each member of the Compensation and Benefits Committee shall be a disinterested director of the Company within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and at no time shall a director serve on the Stock Option Committee or the Compensation and Benefits Committee if he has been granted or awarded Options under the Plan at any time during the one year prior to his service on such Committee, or during such service.

        (c) Subject to the express provisions of the Plan (including without limitation the provisions of Section 8(b)), the Stock Option Committee shall have the authority, in its discretion and without limitation:

               (i) to determine the individuals to whom Options are granted, whether an Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option, the times when such individuals shall be granted Options, the number of shares to be subject to each Option, the term of each Option, the date when each Option shall become exercisable, whether an Option shall be exercisable in whole or in part in installments, the number of shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, and the option price of each Option; and

               (ii) to make all other determinations necessary or advisable for administering the Plan;

provided, however, that notwithstanding any other provision of the Plan to the contrary, all actions of the Stock Option Committee, including without limitation the granting of Options under the Plan, shall be subject to the approval of the Compensation and Benefits Committee, and any action taken by the Stock Option Committee without such approval shall be null and void and of no effect.

        (d) The Stock Option Committee shall act by majority vote. Subject to the proviso contained in Section 2(c), the decision of the Stock Option Committee on any question concerning or involving the interpretation or administration of the Plan shall, as between the Company and Option holders, be final and conclusive. The Stock Option Committee and the Compensation and Benefits Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

3.      ELIGIBILITY.

        (a) Participants in the Plan shall be selected by the Stock Option Committee from among the full-time employees of the Company, including those who are also directors or officers thereof. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan. All references in this Plan to employees of the Company shall include employees of any parent or subsidiary of the Company, as those terms are defined in Section 424 of the Internal Revenue Code.

        (b) The right of the Company to terminate the employment of a Plan participant at any time, with or without cause, shall in no way be restricted by the existence of the Plan, any Option granted hereunder, or any stock option agreement relating thereto.

4.      NUMBER OF SHARES.

        Subject to the provisions of Section 5, the total number of shares of the Company's common stock, par value $.50 per share (the "Common Stock"), which may be issued under Options granted pursuant to the Plan shall not exceed 400,000. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any Option is surrendered before exercise, or lapses without exercise, or for any other reason ceases to be exercisable, the shares reserved therefor shall continue to be available for the grant of Options under the Plan. The Plan shall terminate on June 14, 2003, or the earlier dissolution of the Company, and no Option shall be granted after such date.

5.      ADJUSTMENT PROVISIONS.

        In the event that:

               (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding shares of Common Stock are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or

               (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Common Stock, whether by way of recapitalization or otherwise; or

               (c) any dividend in the form of stock is made to the holders of Common Stock, or any stock split or reverse split pertaining to Common Stock is effected;

then the Stock Option Committee shall make the appropriate adjustment to:

               (i) the number and kind of shares or other securities that may be issued upon exercise of Options yet to be granted;

               (ii) the option price per share to be paid upon exercise of each outstanding Option; and

               (iii) the number and kind of shares or other securities covered by each outstanding Option.

6.      ANNUAL LIMITATION ON INCENTIVE STOCK OPTIONS.

        The aggregate fair market value (determined as of the date the Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all plans of the Company and any parent and subsidiaries of the Company) shall not exceed $100,000.

7.      OPTION PRICE.

        (a) For purposes of the Plan, the term "Grant Date" shall mean the date on which the grant of an Option is duly authorized by the Stock Option Committee and approved by the Compensation and Benefits Committee. The option price at which an Option shall be exercisable shall be at least the fair market value per share of the Common Stock on the Grant Date of such Option. However, if an Incentive Stock Option is granted to any person who would, after the grant of such Option, be deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company (a "Ten Percent Shareholder"), the option price shall be not less than 110 percent of the fair market value per share of the Common Stock on the Grant Date of such Option.

        (b) For purposes of the Plan, the fair market value per share of the Common Stock on any date ("Fair Market Value") shall be the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way or, if no sale takes place on such date, the average of the closing bid and closing asked prices regular way, as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), and the closing price shall be the last reported sale price regular way or, if no sale takes place on such date, the average of the closing bid and closing asked prices regular way, as reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be determined by resolution of the Company's Board of Directors. Notwithstanding the foregoing provisions of this Section 7(b), if the Board of Directors shall at any time determine that it is impracticable to apply the foregoing methods of determining Fair Market Value, then the Board of Directors is hereby empowered to adopt any other reasonable method for such purpose.

8.      TERM OF OPTIONS; EXERCISABILITY.

        (a) Subject to the provisions of Section 18, the term of each Option shall be determined by the Stock Option Committee, but in no event shall an Option be exercisable, either in whole or in part, after the expiration of ten years from the Grant Date of such Option. Notwithstanding the foregoing, an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable, either in whole or in part, after the expiration of five years from the Grant Date of such Option. The Stock Option Committee and an Option holder may at any time by mutual agreement terminate any Option held by such Option holder.

        (b) Subject to prior expiration or termination as provided by the Plan, each Option shall vest and become exercisable over a four-year period, as set forth in this Section 8(b).

               (i) Each Option, if any, granted during the 1995 calendar year shall vest and become exercisable as follows:

                      (A) 25 percent of the Option shall first become exercisable on the date, if any, after the Grant Date on which Fair Market Value shall have equaled or exceeded $7.00 per share for any 20 of 30 consecutive trading days;

                      (B) an  additional  25 percent of the Option  shall  first become exercisable on the date, if any, after January 1, 1996 on which Fair Market Value shall have equaled or exceeded $12.00 per share for any 20 of 30 consecutive trading days;

                      (C) an  additional  25 percent of the Option  shall  first become exercisable on the date, if any, after January 1, 1997 on which Fair Market Value shall have equaled or exceeded $16.00 per share for any 20 of 30 consecutive trading days; and

                      (D) the balance of the Option shall first become exercisable on the date, if any, after January 1, 1998 on which Fair Market Value shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days.

               (ii) Each Option, if any, granted during the 1996 calendar year shall vest and become exercisable as follows:

                      (A) 25 percent of the Option shall first become exercisable on the date, if any, after the Grant Date on which Fair Market Value shall have equaled or exceeded $12.00 per share for any 20 of 30 consecutive trading days;

                      (B) an  additional  25 percent of the Option  shall  first become exercisable on the date, if any, after January 1, 1997 on which Fair Market Value shall have equaled or exceeded $16.00 per share for any 20 of 30 consecutive trading days;

                      (C) an  additional  25 percent of the Option  shall  first become exercisable on the date, if any, after January 1, 1998 on which Fair Market Value shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days; and

                      (D) the balance of the Option shall first become exercisable on the date, if any, after January 1, 1999 on which Fair Market Value shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days.

               (iii) Each Option, if any, granted during the 1997 calendar year shall vest and become exercisable as follows:

                      (A) 25 percent of the Option shall first become exercisable on the date, if any, after the Grant Date on which Fair Market Value shall have equaled or exceeded $16.00 per share for any 20 of 30 consecutive trading days;

                      (B) an  additional  25 percent of the Option  shall  first become exercisable on the date, if any, after January 1, 1998 on which Fair Market Value shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days;

                    (C) an  additional  25  percent of the  Option  shall  first become exercisable on the date, if any, after January 1, 1999 on which Fair Market Value shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days; and

                      (D) the balance of the Option shall first become exercisable on the date, if any, after January 1, 2000 on which Fair Market Value shall have equaled or exceeded $20.00 per share for any 20 of 30 consecutive trading days.

9.      STOCK OPTION AGREEMENTS.

        Each Option shall be evidenced by a written  agreement which sets forth:
(a) the number of shares subject to the Option; (b) the option price; (c) the vesting schedule of the Option; (d) the expiration date of the Option; (e) the method of payment on exercise of the Option; (f) whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option; and (g) such additional provisions, not inconsistent with the Plan, as the Stock Option Committee may prescribe.

10.     EXERCISE OF OPTIONS.

        (a) Each Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of shares of Common Stock being purchased and the purchase price being paid, and accompanied by payment in full of the purchase price.

        (b) An Option holder shall pay for the shares subject to the Option by one or any combination of the following methods, as determined by the Stock Option Committee on the Grant Date of the Option: (i) in cash, (ii) by delivery of shares of Common Stock already owned by the Option holder, or (iii) by the Company withholding shares of Common Stock that would otherwise be delivered to the Option holder upon such exercise of the Option. Any shares of Common Stock that are so delivered or withheld to pay the option price shall be valued at Fair Market Value on the date of such Option exercise.

        (c) The exercise of an Option shall be conditioned upon the Option holder making arrangements satisfactory to the Stock Option Committee for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company shall be made by one or any combination of the following methods, as determined by the Stock Option Committee on the Grant Date of the Option: (i) in cash, or (ii) by the Company withholding such taxes from any other compensation owed to the Option holder by the Company or any of its subsidiaries.

11.     NON-ASSIGNMENT.

        Each Option by its terms shall provide that it is not transferable by the grantee otherwise than by will or the laws of descent and distribution, and that during the lifetime of the grantee, it is exercisable only by him.

12.     DEATH OF GRANTEE.

        In the event that a grantee shall die (i) while he is an employee of the Company, or within three months after termination of such employment, and (ii) prior to the complete exercise of Options granted to him under the Plan, then any such remaining Options with exercise periods outstanding may be exercised, in whole or in part, within one year after the date of the grantee's death and then only:

               (a) by the grantee's estate or by such person(s) to whom the grantee's rights hereunder shall have passed under his will or the laws of descent and distribution;

               (b) to the extent that the grantee was entitled to exercise the Option on the date of his death, and subject to all of the conditions on exercise imposed hereby; and

               (c) prior to the expiration of the term of the Option.

13.     TERMINATION OF EMPLOYMENT.

        (a) During the lifetime of a grantee, an Option shall be exercisable only while he is an employee of the Company and has been an employee continuously since the Grant Date of the Option, or within three months after the date on which he ceases to be such an employee for any reason; provided, however, that in the case of a grantee who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), such three-month period shall instead be one year.

        (b) Any Option that is exercisable after termination of employment, as provided by Section 13(a), shall be exercisable only to the extent that the grantee would have been entitled to exercise the Option on the date of termination of employment; and further, no Option shall be exercisable after the expiration of the term thereof.

        (c) For purposes of this Section 13, an employment relationship shall be treated as continuing during the period when a grantee is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, so long as a statute or contract guarantees the grantee's right to re-employment with the Company. When the period of leave exceeds 90 days and the individual's right to re-employment is not so guaranteed, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

14.     ADDITIONAL REQUIREMENTS.

        Each grant of an Option under the Plan, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "Securities Act")) each issuance of shares of Common Stock upon exercise of an Option, shall be conditioned upon the Company's prior receipt of a duly executed letter of investment intent, in form and content satisfactory to counsel for the Company, of the Option holder that such Option and such shares are being acquired by such holder solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. Any shares of Common Stock acquired by the holder upon exercise of the Option may not thereafter be offered for sale, sold or otherwise transferred unless (a) a Registration Statement with respect thereto shall then be effective under the Securities Act, and the Company shall have been furnished with proof satisfactory to it that such holder has complied with applicable state securities laws, or (b) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer is exempt from the registration requirements of the Securities Act and may otherwise be transferred in compliance with the Securities Act and in compliance with any other applicable law, including all applicable state securities laws; and the Company may withhold transfer, registration and delivery of such securities until one of the foregoing conditions shall have been met.

15.     LISTING AND REGISTRATION.

        The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of an Option until completion of such stock exchange listing, or registration or other qualification of such shares under any state or federal law, rule or regulation, as the Company may consider appropriate; and may require any person exercising an Option to make such representations and furnish such information as it considers appropriate in connection with the issuance of the shares in compliance with applicable law, including without limitation federal or state laws regulating the sale or issuance of securities. Notwithstanding the foregoing, the Company shall be under no obligation whatsoever to list, register or otherwise qualify any shares subject to Options under the Plan.

16.     RIGHTS AS A SHAREHOLDER.

        No Option holder shall have any rights as a shareholder with respect to the shares of Common Stock purchased by him pursuant to the exercise of an Option until the date of the issuance to him of a stock certificate representing such shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to shares for which the record date is prior to the date of the issuance to the Option holder of a certificate for the shares.

17.     EFFECT OF ACQUISITION, REORGANIZATION OR LIQUIDATION.

        Notwithstanding any provision to the contrary in this Plan or in any agreement evidencing Options granted hereunder, all Options with exercise periods then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

               (a) the first purchase of shares pursuant to a tender or exchange offer which is intended to effect the acquisition of more than 50 percent of the voting power of the Company (other than a tender or exchange offer made by the Company); or

               (b) approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the shares), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of complete liquidation or dissolution of the Company.

18.     CONDITIONAL OPTIONS.

        Prior to approval and ratification of the Plan by the shareholders of the Company, the Stock Option Committee may grant "Conditional Options" under the Plan. In addition, in the event that any amendment to the Plan requires approval and ratification by the shareholders, then prior to such approval and ratification the Stock Option Committee may grant Conditional Options under the Plan. Conditional Options may be granted under the Plan only under the following conditions: (a) a Conditional Option shall be clearly identified as a Conditional Option; (b) the grant of a Conditional Option shall be expressly conditioned upon the approval and ratification of the Plan (or of the amendment to the Plan, as the case may be) by the shareholders of the Company; (c) such shareholder approval and ratification shall occur no later than the Annual Meeting of Shareholders of the Company next following the effective date of the Plan (or of the amendment to the Plan, as the case may be); and (d) not-withstanding any other provision of the Plan, no holder of a Conditional Option shall have any right to exercise such Option prior to such approval and ratification of the Plan (or of the amendment to the Plan, as the case may be) by the shareholders. Notwithstanding any other provision of the Plan, prior to approval and ratification of the Plan (or of the amendment to the Plan, as the case may be) by the shareholders of the Company, no holder of a Condition-al Option shall have any right to sell, assign, transfer, pledge or encumber the Conditional Option, or the shares underlying the Conditional Option, except by will or the laws of descent and distribution (unless, in the case of a holder who is subject to the provisions of Section 16 of the Exchange Act, transfer by will or the laws of descent and distribution would cause the Option to fail to satisfy the requirements of a conditional option under Rule 16b-3 promulgated under the Exchange Act). If the shareholders of the Company fail to approve and ratify the Plan (or the amendment to the Plan, as the case may be) at such Annual Meeting of Shareholders, then all Conditional Options granted hereunder conditioned upon such approval and ratification shall be automatically cancelled and shall immediately become null and void.

19.     AMENDMENT OF PLAN.

        The Plan may be amended at any time by the Board of Directors, provided that (except for amendments made pursuant to Section 5) no amendment made without the approval and ratification of the shareholders of the Company shall increase the total number of shares which may be issued under Options granted pursuant to the Plan, reduce the minimum option price, extend the latest date upon which Options may be granted or shall be exercisable, change the class of employees eligible to be granted Options, reduce the Fair Market Value requirements for exercisability set forth in Section 8(b), or otherwise materially increase the benefits accruing to participants under the Plan.

20.     NO RESERVATION OF SHARES.

        The Company shall be under no obligation to reserve shares of Common Stock or other securities to satisfy the exercise of Options. The grant of Options hereunder shall not be construed as constituting the establishment of a trust of such shares, and no particular shares shall be identified as optioned or reserved for issuance hereunder. The Company shall have complied with the terms of the Plan if, at the time of its delivery of shares upon the exercise of any Option, it has a sufficient number of shares authorized and unissued, or issued and held in its treasury, which may then be delivered under the Plan, irrespective of the date on which such shares were authorized.

21.     APPLICATION OF PROCEEDS.

        The proceeds of the sale of shares of Common Stock by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

22.     RULE 16B-3 QUALIFICATION.

        Some or all of the Options granted under the Plan are intended to qualify under Rule 16b-3 promulgated under the Exchange Act.

23.     IN GENERAL.

        (a) As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context.

        (b) As used herein, the term "Section" shall mean the appropriate Section of the Plan.


                                                     * * * * *


The foregoing Transmation, Inc. Amended and Restated 1993 Stock Option Plan was duly adopted by the Board of Directors of Transmation, Inc. on June 6, 1995.

                                           /s/ John A. Misiaszek
                                               John A. Misiaszek, Secretary

                                                                 Exhibit (99)(e)


                               TRANSMATION, INC.

                          EMPLOYEES' STOCK PURCHASE PLAN


1.      Purpose and Effect of Plan

        The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and certain of its subsidiaries. The Plan is intended to conform with the provisions of Rule 16b-3 promulgated under the Act and the terms of Code section 423.

2.      Definitions

        Where indicated by initial capital letters, the following terms shall have the following respective meanings:

        (a) Act:  the Securities Exchange Act of 1934, as amended.

        (b) Base Compensation: the regular earnings of an Eligible Employee, including (if any) overtime, bonuses and salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k).

        (c)  Board:  the Board of Directors of the Company.

        (d) Code: the Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

         (e) Committee: the committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

         (f) Common Stock: the Company's Common Stock, par value $.50 per share.

         (g) Company:   Transmation,   Inc.   and  any   successor  by  merger,
consolidation or otherwise.

         (h) Custodian: the custodian appointed by the Board to maintain the Investment Accounts established in accordance with Section 9, which custodian may be the Company itself, any employee of the Company or any third party so appointed.

         (i) Designated Subsidiary: each subsidiary of the Company, now owned or hereafter created or acquired, which the Board in its sole discretion hereafter designates as a participating employer under the Plan.

        (j) Eligible Employee: any employee of the Company or of any Designated Subsidiary who meets the eligibility requirements of Section 5.

         (k) Enrollment Form: the form filed with the Committee authorizing payroll deductions pursuant to Section 6.

        (l) Fair Market Value: the last reported per share sale price, regular way, of the Common Stock as reported by Nasdaq on the date in question or, if the Common Stock shall not have traded on Nasdaq on such date, the last reported per share sale price, regular way, so reported on the immediately preceding day on which the Common Stock so traded.

         (m) Investment Account: the account established for each Participating Employee to hold Common Stock purchased under the Plan in accordance with
Section 9.

         (n) Investment Date: the last business day of each calendar month on which shares of Common Stock are or could be traded on Nasdaq.

         (o) Issuance Dates: the dates on or about which certificates representing shares of Common Stock held in the Investment Accounts shall be issued to each Participating Employee. Unless or until changed by the Board, the Issuance Dates shall be March 31 and September 30 of each year.

        (p)    Nasdaq:  the Nasdaq Stock Market.

         (q)  Participating   Employee:  an  Eligible  Employee  who  elects  to
participate in the Plan by filing an Enrollment  Form in accordance with Section
6.

         (r) Payroll Deduction Account: the account established for each Participating Employee to hold payroll deductions in accordance with Section 6.

         (s) Plan: the Transmation, Inc. Employees' Stock Purchase Plan as set forth herein and as amended from time to time.

         (t) Purchase Price: the price for each share of Common Stock purchased under the Plan, which shall be 85% of the Fair Market Value of the Common Stock on the applicable Investment Date.

3.      Shares Subject to the Plan

        Subject to the provisions of Section 12, the total number of shares of Common Stock that may be purchased under the Plan shall not exceed 450,000. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.

4.      Administration of the Plan

        (a) The Plan shall be administered by the Committee, which shall be appointed by the Board and shall be comprised of two or more members of the Board. Each member of the Committee shall be a disinterested director of the Company within the meaning of

Rule 16b-3 promulgated under the Act. The Committee shall be the Stock Option Committee under the Transmation, Inc. Amended and Restated 1993 Stock Option Plan unless the Board shall appoint another committee to administer the Plan.

        (b) Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to the action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

5.      Eligible Employees

        Any employee of the Company or of any Designated Subsidiary (a) whose customary employment is for more than 20 hours per week, and (b) who has been employed for one year or more, shall be an Eligible Employee eligible to participate in the Plan.

6.      Election to Participate

        (a) An Eligible Employee may become a Participating Employee effective on the first day of any calendar month coincident with or following the date he becomes an Eligible Employee by filing with the Committee, in care of the Vice President-Human Resources of the Company, an Enrollment Form authorizing specified regular payroll deductions from his Base Compensation. Such regular payroll deductions shall not exceed 10 percent of his Base Compensation for any pay period. All such regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participating Employee.

        (b) A Participating Employee may increase or decrease the amount of his regular payroll deduction by filing a new Enrollment Form to be effective as of the first day of the next following calendar month.

        (c) A Participating Employee may at any time, by filing a new Enrollment Form so stating, withdraw from the Plan and cease to be a Participating Employee. An employee who has ceased to be a Participating Employee may not again become a Participating Employee for six months.

        (d) In all cases, Enrollment Forms must be filed with the Committee, in care of the Vice President-Human Resources of the Company, at least ten days before the beginning of a calendar month to be effective for that month, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective on the first day of the next following calendar month.

7.      Purchase of Shares

        Each Participating Employee having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased from the Company the number of whole shares of Common Stock that the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. Under no circumstances shall fractional shares be purchased under the Plan. All whole shares so purchased shall be maintained by the Custodian, as provided in Section 9, in a separate Investment Account for each Participating Employee. Expenses incurred in the purchase of shares and the expenses of the Custodian shall be paid by the Company.

8.      Limitation on Purchases

        (a) No Participating Employee may purchase during any one calendar year under the Plan (or under any other plan qualified under Code section 423) shares of Common Stock having an aggregate Fair Market Value (determined by reference to the Fair Market Value on each Investment Date) in excess of $25,000. The purpose of this limitation is to comply with Code section 423(b)(8).

        (b) A Participating Employee's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participating Employee would own (or be considered as owning within the meaning of Code section 424(d)) 5 percent or more of the shares of Common Stock then outstanding. For this purpose, Common Stock that the Participating Employee may purchase under any outstanding option shall be treated as owned by such Participating Employee. As of the first Investment Date on which this
Section 8(b) limits a Participating Employee's ability to purchase Common Stock, he shall cease to be a Participating Employee.

9.      Investment Accounts; Stock Certificates

        (a) The Custodian shall maintain an Investment Account for each Participating Employee. All shares purchased under the Plan by a Participating Employee shall, until the next Issuance Date, be uncertificated shares credited to his Investment Account. The Participating Employee (or, if he so indicates on his Enrollment Form, the Participating Employee jointly with one other person with right of survivorship) shall have all of the rights of a shareholder of the Company with respect to the shares held in his Investment Account as of the Investment Date on which such shares were purchased.

        (b) On or about each Issuance Date, the Custodian shall direct the Company's transfer agent to issue in the name of each Participating Employee
(or, if he so indicates on his Enrollment Form, in the name of such Participating Employee jointly with one other person with right of survivorship) a stock certificate representing the whole shares of Common Stock then credited to his Investment Account. Notwithstanding the foregoing, if on any Issuance Date the Company does not have a currently effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares subject to the Plan, then the Custodian may postpone the issuance of such stock certificates until such Registration Statement is effective.

        (c) As a condition of participation in the Plan, each Participating Employee agrees to notify the Company if he sells or otherwise disposes of any Common Stock purchased by him under the Plan within two years of the Investment Date on which such shares were purchased.

10.     Termination of Employment; Death

        In the event of the death or termination of the employment of a Participating Employee for any reason, or if a Participating Employee ceases to be such, then no further purchases of shares shall be made by him under the Plan. In such event, the amount remaining in the Participating Employee's Payroll Deduction Account shall be promptly refunded to him (or to his estate), and on or about the next following Issuance Date a certificate shall be issued, as provided in Section 9, representing the whole shares then credited to his Investment Account.

11.     Rights Not Transferable

        Except as expressly provided in Sections 9(b) and 10, neither payroll deductions credited to a Participating Employee's Payroll Deduction Account, nor any rights with regard to participation in the Plan, nor the right to be issued shares of Common Stock under the Plan shall be transferable in any way by a Participating Employee.

12.     Change in Capital Structure

        (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company's capital stock applicable to all shareholders generally, the number and kind of shares of stock or other securities of the Company to be subject to the Plan, the maximum number of authorized but unissued shares or other securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

        (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

        (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participating Employee, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

13.     Amendment of the Plan

        The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (a) increase the benefits accruing to Participating Employees under the

Plan, (b) increase (other than pursuant to Section 12) the number of securities that may be issued under the Plan, or (c) modify the requirements as to eligibility for participation in the Plan. The Board's designation of a Designated Subsidiary shall not be deemed to be an amendment of the Plan.

14.     Termination of the Plan

        The Plan and all rights of employees hereunder to purchase shares shall terminate:

        (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of shares remaining available for purchase hereunder; or

        (b)    on any date in the discretion of the Board.

In the event that the Plan terminates under the circumstances described in "(a)" above, the shares remaining available for purchase as of the termination date shall be purchased by Participating Employees on a pro rata basis. Upon any termination of the Plan, the amounts remaining in each Participating Employee's Payroll Deduction Account shall be promptly refunded to him, and on or about the next following Issuance Date certificates shall be issued, as provided in
Section 9, representing the whole shares then credited to each Participating Employee's Investment Account.

15.     Government and Other Regulations

        The Plan, and the grant and exercise of rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

16.     Effective Date of the Plan

        Subject to due approval of the Plan by the shareholders of the Company, the Plan shall become effective on October 1, 1995.

17.     In General

        As used herein, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural, as appropriate to the context. As used herein, the capitalized term "Section" means the appropriate Section of the Plan.


                                    * * * * *

         The foregoing Transmation, Inc. Employees' Stock Purchase Plan was duly adopted by the Board of Directors of Transmation, Inc. on June 6, 1995.


                                             /s/ John A. Misiaszek
                                                 John A. Misiaszek, Secretary